Exhibit 5.1

                Skadden, Arps, Slate, Meagher & Flom (Illinois)
                             333 West Wacker Drive
                            Chicago, Illinois 60606



                                                                   May 14, 2003

Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606

                       Re: Chicago Mercantile Exchange Holdings Inc. Registration Statement on Form S-8
                             -----------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,300,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's Amended and Restated Omnibus Stock Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on May 14, 2003 under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (v) the Plan; (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters under the Plan; and (vii) the report of the inspector of election confirming approval by the shareholders of the Company at the 2003 annual meeting of shareholders of the Company of the amendment of the Plan to, among other things, increase the number of shares reserved under the Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Illinois and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; and (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the terms and conditions of the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

                             Skadden, Arps, Slate, Meagher & Flom (Illinois)